Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
April 20, 2010	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES FIRST QUARTER EARNINGS;

ASSET QUALITY REMAINS STRONG, NET INTEREST MARGIN IMPROVES, LOANS GROW 11.5%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $3.8 million, or $0.13 per diluted share, for period ended March 31, 2010.  This is a 75% increase over earnings of $2.2 million, or $0.09 per diluted share, for the first quarter of last year.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.24% of total assets, and annualized net loan charge offs were 0.55% of loans outstanding.  Real estate owned decreased to $4.5 million from $5.0 million at the previous quarter ended December 31, 2009, and the Company currently has no loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.40% for the current quarter, up from 3.32% in the previous quarter and up from 2.61% in the year ago quarter.

•                  Total assets at period-end were $1.949 billion versus $1.793 billion one year earlier, an increase of 8.7%.

•                  Loans held for investment grew to $1.308 billion, an increase of $135 million, or 11.5%, compared to March 31, 2009.

•                  Total deposits grew to $1.326 billion, an increase of 9.6% compared to March 31, 2009.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.84%.

Income Statement Review

For the first quarter of 2010, net income was $3.8 million, or $0.13 per diluted share. Compared to the year ago quarter, net interest income increased 44% to $15.3 million from $10.6 million.  For these same periods, the tax equivalent net interest margin improved to 3.40% from 2.61%. The margin also improved from 3.32% for the fourth quarter of 2009.  The increases in net interest income and margin are primarily a result of the Bank’s success in growing its balance sheet and increasing average earning asset yields while lowering deposit rates.  Compared to the year ago quarter, average earning assets grew $171 million, the average yield on earning assets increased 0.07% and the average cost of interest bearing liabilities decreased 0.81%. During this period, the average balance of the Company’s loan portfolio increased $143 million while the yield increased 0.12%, and the average balance of interest-bearing deposits increased $118 million while the costs decreased 1.02%.

Noninterest income was $5.8 million for both the current quarter and for the year ago quarter ended March 31. Investment fee income from our from wealth management and trust services increased $200,000; however, this increase was offset by lower noninterest income from mortgage banking activities, which were $3.7 million compared to $4.2 million during the same quarter last year.  The Company also realized $343,000 higher income from securities sales compared to the year ago quarter.

Noninterest expense increased to $13.1 million from $12.0 million for the three month period ended March 31, 2010 and 2009, respectively.  The change is primarily due to increases in personnel costs as the Company added a wealth management officer and loan production officers to its staff.  The efficiency ratio improved to 62% compared to 74% during the same quarter of 2009.  This is also an improvement from 67% last quarter.

Review of Balance Sheet and Credit Quality

At March 31, 2010, total assets of the Company were $1.949 billion, an increase of 8.7% from total assets of $1.793 billion at March 31, 2009. Loans held for investment grew 11.5% to $1.308 billion at March 31, 2010, from $1.173 billion at March 31, 2009.  During this same period, the Bank’s investment portfolio increased $130 million, or 53.0% as loans held for sale decreased $68 million and the Company’s short term investment position decreased $51 million.

The Bank’s asset growth was primarily funded by a 9.6% increase in deposits, which grew $116 million and totaled $1.326 billion at March 31, 2010 versus $1.210 billion a year earlier.  Demand deposit account balances increased by 11.1% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Although the quality of the Bank’s loan portfolio has remained strong, the provision for loan losses increased to $2.4 million for the current quarter versus $1.2 million for the first quarter of last year.  The total allowance for loan losses increased to 1.47% of loans outstanding from a comparable ratio of 1.30% at March 31, 2009, reflecting the continuing uncertain economic environment.    The Company’s nonperforming loans stood at 0.24% of total assets at March 31, 2010 compared to 0.04% at December 31, 2009 and 0.31% at March 31, 2009.  Net loan charge-offs totaled $1.8 million for the first quarter of 2010, compared to $430,000 for the same period of 2009.  There were no loans past due 90 days or more at March 31, 2010, while early stage loan delinquencies at 30-89 days past due were $243,000.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased to announce a solid quarter for Cardinal as net income continues to improve.  These first quarter results reflect our continued efforts to focus on the core banking strengths of the Company.  We saw our net interest margin increase, both commercial and mortgage lending activity was steady and the quality of our loan portfolio remained strong, reflecting Cardinal’s prudent underwriting standards.  Although we are concentrating on improved profitability, our number one priority has been and always will be to operate a safe and sound institution.  We remain committed to our shareholders by building on our quality growth and believe we are well positioned to maximize the strength and value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.95 billion at March 31, 2010, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

March 31, 2010,  December 31, 2009 and March 31, 2009

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	March 31, 2010	December 31, 2009	March 31, 2009	Current Year	Year Over Year
Cash and due from banks	$17,576	$19,804	$17,189	-11.3%	2.3%
Federal funds sold	9,980	5,037	60,722	98.1%	-83.6%

Investment securities available-for-sale	340,091	343,569	194,210	-1.0%	75.1%
Investment securities held-to-maturity	32,686	35,184	46,835	-7.1%	-30.2%
Investment securities — trading	1,699	3,724	3,661	-54.4%	-53.6%
Total investment securities	374,476	382,477	244,706	-2.1%	53.0%

Other investments	16,467	16,467	16,467	0.0%	0.0%
Loans held for sale	143,961	179,469	212,070	-19.8%	-32.1%

Loans receivable, net of fees	1,307,657	1,293,432	1,172,681	1.1%	11.5%
Allowance for loan losses	(19,287)	(18,636)	(15,303)	3.5%	26.0%
Loans receivable, net	1,288,370	1,274,796	1,157,378	1.1%	11.3%

Premises and equipment, net	15,770	15,743	16,028	0.2%	-1.6%
Goodwill and intangibles, net	13,875	13,935	14,113	-0.4%	-1.7%
Bank-owned life insurance	33,861	33,712	33,251	0.4%	1.8%
Prepaid FDIC insurance premiums	5,711	6,683	—	-14.5%	—
Other real estate owned	4,485	4,991	291	-10.1%	1441.2%
Other assets	24,736	23,071	21,228	7.2%	16.5%

TOTAL ASSETS	$1,949,268	$1,976,185	$1,793,443	-1.4%	8.7%

Non-interest bearing deposits	$164,142	$166,019	$147,724	-1.1%	11.1%
Interest bearing deposits	1,161,996	1,130,986	1,062,339	2.7%	9.4%
Total deposits	1,326,138	1,297,005	1,210,063	2.2%	9.6%

Other borrowed funds	376,034	427,579	368,621	-12.1%	2.0%
Mortgage funding checks	8,619	13,918	27,145	-38.1%	-68.2%
Escrow liabilities	1,439	2,079	2,859	-30.8%	-49.7%
Other liabilities	28,448	31,097	21,942	-8.5%	29.7%

Shareholders’ equity	208,590	204,507	162,813	2.0%	28.1%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,949,268	$1,976,185	$1,793,443	-1.4%	8.7%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

For the Three Months Ended March 31, 2010 and 2009

(Dollars in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2010	2009	% Change
Net interest income	$15,267	$10,619	43.8%
Provision for loan losses	(2,425)	(1,216)	99.4%
Net interest income after provision for loan losses	12,842	9,403	36.6%

Service charges on deposit accounts	479	472	1.5%
Loan fees	418	833	-49.8%
Investment fee income	1,009	810	24.6%
Realized and unrealized gains on mortgage banking activities	2,822	3,343	-15.6%
Management fee income	577	331	74.3%
Income from bank owned life insurance	148	75	97.3%
Net realized gains (losses) on investment securities	264	(79)	-434.2%
Other non-interest income (loss)	64	(29)	-320.7%
Total non-interest income	5,781	5,756	0.4%

Net interest income and non-interest income	18,623	15,159	22.9%

Salaries and benefits	6,143	5,486	12.0%
Occupancy	1,453	1,377	5.5%
Depreciation	560	540	3.7%
Data communications	895	744	20.3%
Professional Fees	468	483	-3.1%
Other operating expense	3,576	3,407	5.0%
Total non-interest expense	13,095	12,037	8.8%
Income before income taxes	5,528	3,122	77.1%
Provision for income taxes	1,728	953	81.3%
NET INCOME	$3,800	$2,169	75.2%

Earnings per common share - basic	$0.13	$0.09	46.8%
Earnings per common share - diluted	$0.13	$0.09	47.1%
Weighted-average common shares outstanding - basic	29,085,250	24,374,457	19.3%
Weighted-average common shares outstanding - diluted	29,534,387	24,805,337	19.1%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended March 31,
	2010	2009
Income Statements:
Interest income	$22,923	$20,518
Interest expense	7,656	9,899
Net interest income	15,267	10,619
Provision for loan losses	2,425	1,216
Net interest income after provision for loan losses	12,842	9,403
Non-interest income	5,781	5,756
Non-interest expense	13,095	12,037
Net income before income taxes	5,528	3,122
Provision (benefit) for income taxes	1,728	953
Net income	$3,800	$2,169

	March 31, 2010	March 31, 2009
Balance Sheet Data:
Total assets	$1,949,268	$1,793,443
Loans receivable, net of fees	1,307,657	1,172,681
Allowance for loan losses	(19,287)	(15,303)
Loans held for sale	143,961	212,070
Total investment securities	374,476	244,706
Total deposits	1,326,138	1,210,063
Other borrowed funds	376,034	368,621
Total shareholders’ equity	208,590	162,813

Common shares outstanding	28,721	24,303

	For the Three Months Ended March 31,
	2010	2009
Selected Average Balances:
Total assets	$1,911,978	$1,720,379
Loans receivable, net of fees	1,298,352	1,155,288
Allowance for loan losses	(19,098)	(14,727)
Loans held for sale	99,333	171,812
Total investment securities	365,756	281,401
Interest earning assets	1,818,110	1,647,297
Total deposits	1,313,393	1,165,295
Other borrowed funds	368,700	374,121
Total shareholders’ equity	208,910	161,394
Weighted Average:
Common shares outstanding — basic	29,085	24,374
Common shares outstanding — diluted	29,534	24,805

Per Common Share Data:
Basic net income	$0.13	$0.09
Fully diluted net income	0.13	0.09
Book value	7.26	6.70
Tangible book value (1)	6.64	6.07

Performance Ratios:
Return on average assets	0.79%	0.50%
Return on average equity	7.28%	5.38%
Net interest margin (2)	3.40%	2.61%
Efficiency ratio (3)	62.21%	73.51%
Non-interest income to average assets	1.21%	1.34%
Non-interest expense to average assets	2.74%	2.80%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.55%	0.15%
Total nonaccrual loans	$4,659	$5,638
Real estate owned	$4,485	$291
Nonperforming loans to loans receivable, net of fees	0.36%	0.48%
Nonperforming loans to total assets	0.24%	0.31%
Total loans receivable past due 30 to 89 days	$243	$2,481
Total loans receivable past due 90 days or more	$—	$386
Allowance for loan losses to loans receivable, net of fees	1.47%	1.30%
Allowance for loan losses to nonperforming loans	413.97%	254.03%

Capital Ratios:
Tier 1 risk-based capital	13.21%	11.53%
Total risk-based capital	14.44%	12.60%
Leverage capital ratio	11.10%	9.82%

(1)          Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)          Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34.5%.

(3)          Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2010 and 2009

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2010		March 31, 2009
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$160,009	4.59%	$170,513	4.91%
Real estate - commercial	599,412	6.10%	489,712	6.25%
Real estate - construction	190,545	5.49%	179,708	3.93%
Real estate - residential	227,125	5.15%	206,975	5.46%
Home equity lines	118,574	3.63%	105,867	3.74%
Consumer	2,687	5.95%	2,513	5.89%
Total loans	1,298,352	5.43%	1,155,288	5.31%

Loans held for sale	99,333	5.25%	171,812	4.25%
Investment securities - available-for-sale (1)	331,774	4.65%	232,342	5.14%
Investment securities - held-to-maturity	33,982	3.38%	49,059	3.95%
Other investments	15,728	0.27%	15,633	-0.50%
Federal funds sold	38,941	0.24%	23,163	0.23%
Total interest-earning assets	1,818,110	5.08%	1,647,297	5.01%

Non-interest earning assets:
Cash and due from banks	5,476		91
Premises and equipment, net	15,773		16,307
Goodwill and intangibles, net	13,913		14,153
Accrued interest and other assets	77,804		57,258
Allowance for loan losses	(19,098)		(14,727)

TOTAL ASSETS	$1,911,978		$1,720,379

Interest-bearing liabilities:
Interest-bearing deposits	$1,149,553	1.64%	$1,031,520	2.66%
Other borrowed funds	368,700	3.32%	374,121	3.41%
Total interest-bearing liabilities	1,518,253	2.05%	1,405,641	2.86%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	163,840		133,775
Other liabilities	20,975		19,569

Shareholders’ equity	208,910		161,394

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,911,978		$1,720,379

NET INTEREST MARGIN (1)		3.40%		2.61%

(1)          The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34.5%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months Ended March 31, 2010 and 2009

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended March 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$14,983	$484	$—	$(200)	$—	$15,267
Provision for loan losses	2,425	—	—	—	—	2,425
Non-interest income	1,027	3,697	1,014	59	(16)	5,781
Non-interest expense	8,344	3,326	819	622	(16)	13,095
Provision for income taxes	1,611	296	68	(247)	—	1,728
Net income (loss)	$3,630	$559	$127	$(516)	$—	$3,800

Average Assets	$1,907,211	$108,065	$3,396	$232,892	$(339,586)	$1,911,978

At and for the Three Months Ended March 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$10,129	$731	$—	$(241)	$—	$10,619
Provision for loan losses	1,190	26	—	—	—	1,216
Non-interest income	1,338	4,237	821	(624)	(16)	5,756
Non-interest expense	7,946	2,957	806	344	(16)	12,037
Provision for income taxes	676	683	5	(411)	—	953
Net income (loss)	$1,655	$1,302	$10	$(798)	$—	$2,169

Average Assets	$1,711,584	$169,795	$3,476	$180,774	$(345,250)	$1,720,379